Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity X O&G, L.P.
Issuer & Ticker Symbol:	Antero Midstream GP LP [AMGP]
Date of Event Requiring Statement:	May 22, 2017

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:                                              Warburg Pincus Private Equity X O&G, L.P.

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

2. Name:                                              Warburg Pincus X, L.P.

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

3. Name:                                              Warburg Pincus X GP L.P.

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

4. Name:                                              WPP GP LLC

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

5. Name:                                              Warburg Pincus Partners, L.P.

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

6. Name:                                              Warburg Pincus Partners GP LLC

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

7. Name:                                              WARBURG PINCUS & CO.

450 LEXINGTON AVENUE

New York, NY 10017

8. Name:                                              Warburg Pincus LLC

450 LEXINGTON AVENUE

New York, NY 10017

9. Name:                                              Charles R. Kaye

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017

10. Name:                                       Joseph P. Landy

Address: C/O WARBURG PINCUS LLC

450 LEXINGTON AVENUE

New York, NY 10017